UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 12, 2010

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our annual meeting of stockholders held on May 12, 2010, our stockholders approved an amendment (the “Amendment”) of our Amended and Restated 2006 Incentive Plan (the “2006 Plan”). The Amendment increased the aggregate number of shares our common stock immediately available for issuance under the 2006 Plan by 4,750,000 shares to an aggregate of 11,650,000 shares, subject to adjustment for stock-splits and similar changes and made a technical correction to the 2006 Plan to remove grantee discretion in accordance with Section 409A of the Internal Revenue Code.

The Amendment was previously adopted by our Board of Directors, subject to stockholder approval, and became effective upon the receipt of stockholder approval on May 12, 2010.

The foregoing description of the Amendment is subject to, and qualified in its entirety by reference to, the full text of the 2006 Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2010, we held our 2010 Annual Meeting of Stockholders. Four proposals were before the meeting: (1) the election of each of Charles N. Bralver, T. Kimball Brooker, Jr., Timothy J. Conway, Bradley E. Cooper, Brian L.P. Fallon, Frank R. Noonan, Maureen P. O’Hara, Peter A. Schmidt-Fellner and Richard E. Thornburgh as directors to serve until the 2011 Annual Meeting of Stockholders; (2) the approval of an amendment to the Amended and Restated 2006 Incentive Plan, primarily to increase the number of shares available for awards under the 2006 Plan from 6,900,000 to 11,650,000; (3) the grant to the Board of Directors the discretionary authority to effect a reverse stock split of our issued and outstanding shares of common stock in a range of not less than two and not more than five shares into one share of common stock at any time prior to the business day preceding the 2011 Annual Meeting of Stockholders; and (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year.

Only stockholders of record as of the close of business on April 5, 2010 were entitled to vote at the 2010 Annual Meeting. As of April 5, 2010, 49,850,083 shares of common stock were outstanding and entitled to vote at the 2010 Annual Meeting. At the 2010 Annual Meeting, 41,307,512 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

At the 2010 Annual Meeting, each of the proposals was approved by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

(1) Election of Nine Directors to Serve until the 2011 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Charles N. Bralver	35,196,315	221,227	5,889,970
T. Kimball Brooker, Jr.	30,355,877	5,061,665	5,889,970
Timothy J. Conway	34,486,363	931,179	5,889,970
Bradley E. Cooper	30,373,392	5,044,150	5,889,970
Brian L.P. Fallon	30,353,777	5,063,765	5,889,970
Frank R. Noonan	30,356,577	5,060,965	5,889,970
Maureen P. O’Hara	34,463,067	954,475	5,889,970
Peter A. Schmidt-Fellner	34,385,887	1,031,655	5,889,970
Richard E. Thornburgh	34,493,920	923,622	5,889,970

(2) Approval of the Amendment to the Amended and Restated 2006 Incentive Plan:

For	Against	Abstain	Broker Non-Votes
27,054,171	8,347,460	15,911	5,889,970

(3) Approval of the Grant to the Board of Directors the Discretionary Authority to Effect a Reverse Stock Split:

For	Against	Abstain	Broker Non-Votes
34,391,547	5,533,882	1,382,078	5

(4) Ratification of the Appointment of KPMG LLP as NewStar’s Independent Registered Public Accounting Firm for the 2010 Fiscal Year:

For	Against	Abstain	Broker Non-Votes
41,184,756	121,423	1,333	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated 2006 Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: May 14, 2010	By:	/S/ JOHN K. BRAY
John K. Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated 2006 Incentive Plan, as amended.